As filed with the Securities and Exchange Commission on April 29, 2026

Registration Statement No. 333-290587

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glucotrack, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	98-0668934
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(201) 842-7715

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Goode

Chief Executive Officer

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(201) 842-7715

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Mannheim, Esq.

Nelson Mullins Riley & Scarborough LLP

301 Hillsborough Street, Suite 1400

Raleigh, NC 27603

(919) 329-3800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant is filing this Post-Effective Amendment No. 1 to Form S-1 (the “Post-Effective Amendment”) to (i) update the contents of the prospectus contained in the Registration Statement on Form S-1 (No. 333-290587) (as amended, the “Initial Registration Statement”) pursuant to Section 10(a)(3) of the Securities Act in respect of the continuous offering pursuant to Rule 415 of the securities registered hereby, and (ii) incorporate by reference the Registrant’s reports filed by the Registrant pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act Reports”).

No additional securities are being registered on this Post-Effective Amendment. All applicable registration fees have been paid.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholder are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated APRIL 29, 2026

PRELIMINARY PROSPECTUS

20,060,000 Shares of Common Stock

GLUCOTRACK, INC.

This prospectus relates to the offer and resale of up to 20,060,000 shares of our common stock, par value $0.001 per share (“Common Stock”), by Sixth Borough Capital Fund, LP, which we refer to in this prospectus as “Sixth Borough” or the “selling stockholder.”

The shares of Common Stock being offered by the selling stockholder consist of:

●	up to 20,000,000 shares of Common Stock that we may elect to issue and sell to Sixth Borough, in our sole discretion from time to time after the date of this prospectus (the “Purchase Shares”), pursuant to a purchase agreement, dated as of September 11, 2025, that we entered into with Sixth Borough (the “Purchase Agreement”), providing for up to $20.0 million of committed equity financing (the “Commitment Amount”); and

●	up to 60,000 shares of our Common Stock issuable upon exercise of pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”) issued to Sixth Borough as consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement (the “Commitment Shares”).

See the section entitled “The Sixth Borough Transaction” for descriptions of the Purchase Agreement and the section entitled “Selling Stockholder” for additional information regarding Sixth Borough.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale by the selling stockholder of shares of Common Stock under this prospectus. However, we may receive proceeds of up to $20.0 million from our sale of Purchase Shares, if any, to Sixth Borough under the Purchase Agreement, from time to time in our discretion after the date the registration statement of which this prospectus is a part is declared effective and the other conditions in the Purchase Agreement have been satisfied.

Sixth Borough may sell the shares of our Common Stock described in this prospectus in a number of different ways and at varying prices. The price that Sixth Borough will pay for the shares to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of our Common Stock. Sixth Borough is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement and described in this prospectus depending on the type of purchase notice we submit to Sixth Borough from time to time. We will pay the expenses incurred in registering the shares of our Common Stock, including legal and accounting fees. See the section entitled “Plan of Distribution (Conflict of Interest)” beginning on page 27 for more information about how Sixth Borough may sell the shares of Common Stock being registered pursuant to this prospectus.

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “GCTK”. The last reported sale price of our Common Stock on the Nasdaq Capital Market on April 27, 2026, was $0.72 per share.

The Common Stock being registered pursuant to this prospectus represent a substantial percentage of our public float and of our outstanding Common Stock. The number of shares being registered in this prospectus represents approximately 84% of the total Common Stock outstanding as of April 27, 2026, which was 3,659,279 shares of Common Stock. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Common Stock.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as such are subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary – Implication of Being a Smaller Reporting Company.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE BEFORE PURCHASING ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below the section entitled “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Trademarks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the information incorporated by reference herein may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or information incorporated by reference herein is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the information incorporated by reference herein may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

Market and Industry Data

Unless otherwise indicated, information contained and incorporated by reference in this prospectus concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions we made upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” contained or incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference into this prospectus may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future acquisitions and the industry in which we operate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of this prospectus and under similar headings in the documents incorporated by reference into this prospectus, which include, but are not limited to, risks related to the following:

●	our ability to manufacture, market and sell our products;

●	our ability to launch and penetrate markets;

●	our dependency upon effective operation with operating systems, devices, networks and standards that we do not control and on our continued relationships with mobile operating system providers, device manufacturers and mobile software application stores on commercially reasonable terms or at all;

●	our ability to hire and retain key personnel;

●	the possibility of security and privacy breaches in our systems and in the third-party software and/or systems that we use, damaging client relations and inhibiting our ability to grow;

●	our ability to internally develop new inventions and intellectual property;

●	the existence of undetected software defects in our products and our failure to resolve detected defects in a timely manner;

●	our ability to remain a going concern;

●	our ability to raise additional capital and the risk of such capital not being available to us at commercially reasonable terms or at all;

●	our ability to be profitable;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	intense competition in our industry and the markets in which we operate, and our ability to successfully compete;

●	the risks inherent with international operations;

●	the impact of evolving information security and data privacy laws on our business and industry;

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●	the impact of governmental regulations on our business and industry;

●	our ability to protect our intellectual property and our ability to operate our business without infringing on the rights of others;

●	the risk of being delisted from the Nasdaq Capital Market if we fail to meet any of its applicable listing requirements; and

●	the difficulty of predicting our quarterly revenues and operating results and the chance of such revenues and results falling below analyst or investor expectations, which could cause the price of our Common Stock to fall.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus and the documents incorporated by reference into this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus. The matters summarized under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus could cause our actual results to differ significantly from those contained in our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus and the documents incorporated by reference into this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus and the information incorporated by reference into in this prospectus carefully, including the sections entitled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference into in this prospectus, before making an investment decision. Some of the statements included in this prospectus and the information incorporated by reference herein constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements” for more information. In this prospectus, except as otherwise indicated, the terms “Glucotrack” “the Company,” “we,” “us,” or “our” in this prospectus refer to Glucotrack, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

About Glucotrack, Inc.

The Company was incorporated on May 18, 2010 under the laws of the State of Delaware. We are a medical device company focused on the development of an implantable continuous blood glucose monitor (“CBGM”) for persons with Type 1 diabetes and Type 2 diabetes using insulin or at risk for hypoglycemia (the “Glucotrack CBGM”).

The Company was founded with a mission to develop Glucotrack®, a non-invasive glucose monitoring device designed to help people with diabetes and pre-diabetics obtain glucose level readings without the pain, inconvenience, cost and difficulty of conventional (invasive) spot finger stick devices. The first generation Glucotrack, which successfully received CE Mark approval, obtained glucose measurements via a small sensor clipped onto one’s earlobe. A limited release beta test in Europe and the Middle East demonstrated the need for an updated product with improved accuracy and human factors. As the glucose monitoring landscape has since rapidly moved away from point-in-time measurement to continuous measurement, the Company determined in 2023 that it would focus its efforts on developing the Glucotrack CBGM. As such, the Company withdrew the CE Mark for Glucotrack and are no longer pursuing commercialization of this product or development of any further iterations.

On October 7, 2022, the Company acquired certain intellectual property related to the Glucotrack CBGM from Paul V. Goode, the Company’s Chief Executive Officer and intends to develop the technology to address the growing Type 1 and Type 2 diabetes market.

The Company is currently developing the Glucotrack CBGM for use by Type 1 diabetes patients as well as Type 2 diabetes using insulin or at risk for hypoglycemia.. Implant longevity is key to the success of such a device. We have continued to evolve our sensor chemistry following our successful in-vitro feasibility study demonstrating that a minimum two-year implant life is highly probable with the current sensor design. Subsequently we announced that a 3-year longevity is feasible leveraging both in-vitro and in-silico test results. We have also completed multiple animal studies with initial prototype systems which demonstrated a simple implant procedure with good safety and functionality. The results of both were presented in poster form at the 2024 American Diabetes Association annual conference. We believe our technology, if successful, has the potential to be more accurate, more convenient and have a longer duration than other implantable glucose monitors that are either in the market or currently under development.

Further to the above progress on the Glucotrack CBGM, we have also successfully demonstrated continuous glucose sensing in the epidural space. This latter approach is of importance for patients with diabetes already contemplating spinal cord stimulation therapy for their condition. The Company believes this approach may enable integrated chronic disease management with one system that provides dual benefits of pain relief and glucose monitoring.

The Company completed a first in human study in 2025. This study was an acute study intended to demonstrate device performance and safety, as well as safety of the implant and removal procedures. The study used the planned commercial version of the implantable sensor connected to an externalized prototype electronics device. Patients were monitored in hospital for 4 days. Results of the study were positive, meeting the endpoints of no serious safety events while demonstrating similar performance and accuracy as observed in longer-term animal studies. Initial results were presented in poster form at the 2025 Advanced Technologies & Treatments for Diabetes annual meeting and final results were presented in poster form at the 2025 American Diabetes Association annual conference.

The Company initiated a long-term, multicenter feasibility study in Australia to evaluate the CBGM product performance and safety. The first phase of the clinical study provided early product learnings about how the complexity of certain health conditions may impact study eligibility as well as identified certain product improvements. Following a reassessment of the study in light of planned product updates and anticipated protocol modifications, the Company determined that continuation of the study in its current form was no longer practical and elected to close the study.

Consequently, the Company is expediting discussions with the U.S. Food and Drug Administration (FDA) regarding our planned United States (“U.S.”) clinical trial program that we expect to launch in the second half of 2026, subject to FDA approval of our Investigational Device Exemption (“IDE”) submission expected to be filed in the second quarter of 2026.

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The Company initially obtained ISO13485 certification in 2024 and successfully passed the 2025 annual audit, both efforts without any major nonconformities. ISO 13485 is an internationally agreed-upon standard of quality system requirements for the design, production, distribution, and sale of medical devices. Certification of compliance to the standard is recognized and accepted by the FDA, the European Medicines Agency (EMA), and many other regulatory authorities worldwide.

Our executive management team consists of our Chief Executive Officer and President, Paul V. Goode PhD, an experienced executive with a 25+ year career developing innovative medical technologies, including at Dexcom, Inc. (“Dexcom”) and MiniMed (now Medtronic Diabetes). Our senior management team consists of: Mark Tapsak PhD, Chief Scientific Officer, a medical research scientist who brings over 25 years of experience in the diabetes industry, including previous senior roles at Dexcom and Medtronic; Vincent Wong, Chief Operating Officer, a medical device professional with over 15 years of experience in operations and quality systems for implantable medical device manufacturing with senior roles at Cirtec Medical and TOMZ Corporation (“TOMZ”); James P. Thrower PhD, Vice President of Advanced Technologies, a seasoned engineering executive with 20 years’ experience formerly of Sterling Medical Devices, Mindray DS USA and Dexcom.; Drinda Benjamin, Vice President of Marketing, a medical device professional with over 20 years of experience in the medical device and diabetes industry with senior roles at Intuity Medical, Senseonics, Incorporated, Abbott Diabetes, and Medtronic Diabetes; Sandie Martha, Vice President Clinical Operations, a medical device professional with over 20 years of experience in the medical device and diabetes industry with senior roles at Dexcom and GlySens Incorporated (“GlySens”); and Ted Williams, Vice President Regulatory, a medical device professional with over 20 years of experience in the biotech and diabetes industry with a senior role at GlySens.

Our Board of Directors (the “Board” or “Board of Directors”) includes the Chairman Luis J. Malavé, formerly of Insulet Corp, Medtronic and MiniMed (now Medtronic Diabetes); Andy Balo, formerly of Dexcom and St Jude Medical (now Abbott), Erin Carter, formerly of Medtronic and Boston Scientific; and Victoria Carr-Brendel, formerly of Dexcom, Boston Scientific, JenaValve Technology, and Advanced Bionics.

Human Capital Resources

As of April 27, 2026, we had 15 full-time employees. None of our employees are represented by a collective bargaining agreement.

The Sixth Borough Transaction

On September 11, 2025, we entered into a purchase agreement with Sixth Borough (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, we may sell to Sixth Borough up to an aggregate of $20.0 million of our Common Stock from time to time over the term of the Purchase Agreement (the “Commitment Amount”).

On September 11, 2025, we entered into a registration rights agreement with Sixth Borough (the “Registration Rights Agreement”), pursuant to which we filed with the SEC the registration statement that includes this prospectus (the “Registration Statement”) to register for resale under the Securities Act, the shares of our Common Stock that have been or may be issued to Sixth Borough under the Purchase Agreement. The Registration Statement became effective in accordance with Section 8(a) of the Securities Act on October 28, 2025.

This prospectus covers the resale by the selling stockholder of up to 20,060,000 shares of our Common Stock, comprised of: (i) up to 20,000,000 shares of our Common Stock that we have reserved for sale to Sixth Borough under the Purchase Agreement from time to time after the date of this prospectus (the “Purchase Shares”), if and when we determine to sell such shares; and (ii) 60,000 Commitment Shares (defined herein) issuable upon the exercise of the Pre-Funded Warrants (defined herein) issued to Sixth Borough as consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, for which we will not receive any cash consideration.

Such sales of Common Stock by us, if any, will be subject to certain limitations specified in the Purchase Agreement and may occur from time to time, at our sole discretion, during the 24-month period beginning on the “Commencement Date.” The Commencement Date is October 28, 2025, which is the date on which all conditions to Sixth Borough’s purchase obligation under the Purchase Agreement were satisfied, including that the Registration Statement of which this prospectus forms a part became effective in accordance with Section 8(a) of the Securities Act, and the related final prospectus was filed, as required pursuant to the Registration Rights Agreement.

If it becomes necessary for us to issue and sell to Sixth Borough a greater number of shares of our Common Stock than are registered for resale under this Registration Statement, we will be required to file one or more additional registration statements with the SEC to register the resale of such additional shares under the Securities Act. Each such registration statement would need to be declared effective by the SEC before we may elect to sell any additional shares of our Common Stock to Sixth Borough under the Purchase Agreement.

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From and after the Commencement Date, we may, by written notice (each, a “Regular Notice”), direct Sixth Borough to purchase up to 20,000 shares of Common Stock (each such purchase, a “Regular Purchase” and, the day on which Sixth Borough receives the Regular Note, the “Regular Purchase Date”), subject to adjustment as described below (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”). The purchase price for each Regular Purchase (the “Regular Purchase Price”) shall be equal to the lesser of ninety-seven percent (97%) of: (i) the volume weighted average price (the “VWAP”) of the Common Stock on the Nasdaq Capital Market (the “Principal Market”) on the date the Regular Notice is delivered to Sixth Borough (the “Regular Purchase Date”); or (ii) the average of the three (3) lowest closing sale prices for the Common Stock on the Principal Market (each, a “Closing Sale Price”) during the ten (10) trading days prior to the Regular Purchase Date. The Regular Purchase Share Limit shall increase to 25,000 Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not less than $3.00, and shall further increase to 30,000 Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not less than $5.00. Sixth Borough’s committed obligation under any single Regular Purchase shall not exceed $500,000.

In addition to Regular Purchases, we may, in our sole discretion, also direct Sixth Borough to purchase additional shares of Common Stock in “Add-On Purchases,” and “Intraday Purchases” (each, defined herein) on the terms set forth in the Purchase Agreement, subject to certain conditions set forth in the Purchase Agreement. See the section entitled “The Sixth Borough Transaction” beginning on page 12 for more information regarding under what circumstances the Company can direct Add-On Purchases and Intraday Purchases.

We will control the timing and amount of any sales of our Common Stock to Sixth Borough. The purchase price of the shares of our Common Stock that may be sold to Sixth Borough in Regular Purchases, Add-On Purchases and Intraday Purchases under the Purchase Agreement will be based on the market price of our Common Stock at or prior to the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement.

The Purchase Agreement and the related Registration Rights Agreement impose no restrictions on future financings, rights of first refusal, participation rights, penalties, or liquidated damages, except that while the Purchase Agreement remains in effect, we are prohibited, without the prior approval of Sixth Borough, from entering into any variable, reset, or otherwise adjustable equity or equity-linked transactions, except for a future at-the-market offering facility with Dawson James Securities, Inc. (“Dawson James”). Sixth Borough has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

In consideration for Sixth Borough’s execution and delivery of the Purchase Agreement, we were required to pay Sixth Borough a commitment fee equal to 1.5% of the total Commitment Amount (the “Commitment Fee”). The Commitment Fee was payable in cash, shares of Common Stock, or pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”), or any combination thereof, at the Company’s sole discretion. If paid in shares of Common Stock or Pre-Funded Warrants (such shares, including any such shares issuable upon exercise of any Pre-Funded Warrants, collectively, the “Commitment Shares”), the number of shares issued will be determined based on the lower of: (i) the official closing price of the Common Stock on the Principal Market on the trading day immediately preceding the Commencement Date; and (ii) the average official closing price of the Common Stock on the Principal Market for the five (5) consecutive trading days ending on the trading day immediately preceding the Commencement Date (the “Commitment Share Price”). The Commitment Fee was earned and payable on the Commencement Date, regardless of whether Sixth Borough purchases any shares under the Purchase Agreement or whether the agreement is later terminated. The Company satisfied the Commitment Fee by issuing to Sixth Borough Pre-Funded Warrants to purchase 60,000 shares of Common Stock (the “Share Cap”), based on the Commitment Share Price. The Company paid the portion of the Commitment Fee exceeding the Share Cap in cash.

Sixth Borough has agreed to hold all shares of Common Stock issued upon the exercise of Pre-Funded Warrants for a minimum period of three (3) months following the Commencement Date. After the expiration of this initial three-month period, Sixth Borough may sell up to fifty percent (50%) of the shares and/or shares issued upon exercise of Pre-Funded Warrants. The remaining fifty percent (50%) may not be sold until six (6) months after the Commencement Date.

As of April 27, 2026, there were 3,659,279 shares of our Common Stock outstanding. If all of the 20,000,000 shares of our Common Stock that may be sold to Sixth Borough in the future under the Purchase Agreement that are being registered for resale hereunder were issued and outstanding as of the date of this prospectus (without taking into account the 19.99% stockholder approval limitation or the Beneficial Ownership Cap defined below), such shares of our Common Stock, taken together with the 60,000 Commitment Shares would represent approximately 84% of the total number of shares of our Common Stock outstanding, and approximately 99.95% of the total number of outstanding shares held by non-affiliates of the Company, in each case as of April 27, 2026. The number of shares of our Common Stock ultimately offered for resale by Sixth Borough is dependent upon the number of shares of our Common Stock we ultimately decide to sell to Sixth Borough under the Purchase Agreement.

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Under applicable Nasdaq rules, in no event could we issue or sell to Sixth Borough under the Purchase Agreement shares of our Common Stock in excess of 179,792 shares (including the Commitment Shares), which represents 19.99% of the shares of our Common Stock outstanding (based on 899,410 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless either of the following conditions was satisfied: (i) the Company obtains stockholder approval to issue Purchase Shares in excess of the Exchange Cap; or (ii) the Average Price (defined herein) equals or exceeds $4.63 per share, represents the lower of: (i) the official closing price of the Common Stock on the Principal Market on the trading day immediately preceding the date of the Purchase Agreement; and (ii) the average official closing price of the Common Stock on Nasdaq for the five (5) consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement. For purposes of this determination, the “Average Price” will be calculated as the quotient of: (i) the aggregate gross purchase price paid by Sixth Borough for all shares of Common Stock purchased under the Purchase Agreement, divided by (ii) the aggregate number of shares of Common Stock issued to Sixth Borough under the Purchase Agreement. On March 12, 2026, the Company received stockholder approval to issue Common Stock in excess of the Exchange Cap (the “Stockholder Approval”), and as a result, the Exchange Cap no longer limits the number of shares of Common Stock that may be issued or sold to Sixth Borough under the Purchase Agreement, subject to the other terms and conditions thereof.

The Purchase Agreement also prohibits us from directing Sixth Borough to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Sixth Borough (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Sixth Borough beneficially owning more than 4.99% of the then total outstanding shares of Common Stock.

Issuances of our Common Stock to Sixth Borough under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance of shares of our Common Stock to Sixth Borough under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Sixth Borough under the Purchase Agreement. For more information, see the section entitled “Risk Factors.”

As of April 27, 2026, the Company has sold 760,000 shares of Common Stock for net proceeds of $712,976.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in our securities set forth under “Risk Factors” in this prospectus as well as other information we include in this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Our principal offices are located at 301 Rte. 17 North, Suite 800, Rutherford NJ 07070, and our telephone number is 201-842-7715. Our website address is www.glucotrack.com. The reference to such website address does not constitute incorporation by reference of the information contained on the website and such information should not be considered part of this prospectus. Our Common Stock is traded on the Nasdaq Capital Market under the symbol “GCTK.”

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THE OFFERING

Issuer	Glucotrack, Inc.

Common Stock offered by the selling stockholder:	● up to 20,000,000 Purchase Shares that we may elect to issue and sell to Sixth Borough, in our sole discretion from time to time under the Purchase Agreement; and

● up to 60,000 Commitment Shares issuable upon the exercise of the Pre-Funded Warrants issued to Sixth Borough as consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement (for which we will not receive any cash consideration).

Selling stockholder:	Sixth Borough Capital Fund, LP. For more information, see the section entitled “Selling Stockholder” beginning on page 26 of this prospectus.

Shares of Common Stock outstanding prior to this offering:	3,659,279 shares (as of April 29, 2026).

Shares of Common Stock outstanding immediately after to this offering:	22,899,279 shares (assumes the issuance of a maximum of 19,240,000 shares of Common Stock that remain issuable pursuant to the Purchase Agreement under the registration statement of which this prospectus forms a part). The actual number of shares issued will vary depending on the sales prices in this offering.

Use of Proceeds:	We will receive no proceeds from the sale of shares of our Common Stock by Sixth Borough pursuant to this prospectus. We may receive up to $20.0 million aggregate gross proceeds under the Purchase Agreement from any sales of shares of our Common Stock we make to Sixth Borough pursuant to the Purchase Agreement after the commencement, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation to sell to Sixth Borough under the Purchase Agreement. Any proceeds that we receive from sales of shares of our Common Stock to Sixth Borough under the Purchase Agreement will be for working capital and general corporate purposes. For more information, see the section entitled “Use of Proceeds.”

Risk Factors:	Investing in our securities involves significant risks and could result in a loss of your entire investment. See the section entitled “Risk Factors” on page 9 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Symbol:	GCTK

Transfer Agent and Registrar:	Vstock Transfer, LLC

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 22,899,279 shares of Common Stock outstanding as of April 27, 2026, which excludes:

●	16,499 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $57.75 per share;

●	2,198,301 shares of Common Stock issuable upon exercise of warrants; and

●	97,544 shares of Common Stock issuable under the Glucotrack, Inc. 2024 Equity Incentive Plan (as amended, the “Plan”).

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above and no additional issuances under the Plan.

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RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the following discussion of risks and uncertainties affecting us and our securities, together with all of the other information included or incorporated by reference in this prospectus, including the consolidated financial statements and the accompanying notes and matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” in evaluating an investment in our securities. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The following risk factors apply to the business and operations of the Company and its consolidated subsidiaries. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we discuss in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. See also the section of this prospectus titled “Where You Can Find More Information.”

The risk factors set forth below supplement the risk factors previously disclosed and should be read together with the risk factors incorporated by reference herein and any additional risk factors that we may include in subsequent periodic filings with the SEC.

Risks Related To This Offering

It is not possible to predict the actual number of shares of Common Stock we may sell to Sixth Borough under the Purchase Agreement, or the actual gross proceeds resulting from those sales.

Because the purchase price per share to be paid by Sixth Borough for the shares of Common Stock that we may elect to sell to Sixth Borough under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to Sixth Borough pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to Sixth Borough under the Purchase Agreement, the purchase price per share that Sixth Borough will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Sixth Borough under the Purchase Agreement.

Sixth Borough may sell the shares of our Common Stock described in this prospectus in a number of different ways and at varying prices. The number of shares of our Common Stock ultimately offered for sale by Sixth Borough is dependent upon the number of shares of Common Stock, if any, we ultimately sell to Sixth Borough under the Purchase Agreement.

The terms of the Purchase Agreement limit the amount of shares of Common Stock we may issue to Sixth Borough, which may limit our ability to utilize the arrangement to enhance our cash resources.

The Purchase Agreement includes restrictions on our ability to sell shares of Common Stock to Sixth Borough, including, subject to specified limitations, if a sale would cause Sixth Borough and its affiliates to exceed the Beneficial Ownership Cap (defined herein). Accordingly, we cannot guarantee that we will be able to sell all 20,000,000 Purchase Shares in this offering. If we cannot sell the full amount of the shares of Common Stock that Sixth Borough has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position. If we choose to sell more shares of Common Stock than are offered under this prospectus, we must first register for resale under the Securities Act such additional shares of Common Stock.

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Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Sixth Borough. If and when we do elect to sell shares of our Common Stock to Sixth Borough pursuant to the Purchase Agreement, after Sixth Borough has acquired such shares, Sixth Borough may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Sixth Borough in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Sixth Borough in this offering as a result of future sales made by us to Sixth Borough at prices lower than the prices such investors paid for their shares in this offering.

The sale or issuance of our Common Stock to Sixth Borough may cause dilution and the sale of the shares of Common Stock by Sixth Borough that it acquires pursuant to the Purchase Agreement, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

On September 11, 2025, we entered into the Purchase Agreement with Sixth Borough, pursuant to which Sixth Borough has committed to purchase up to $20.0 million of our Common Stock. We have issued Pre-Funded Warrants to purchase up to 60,000 Commitment Shares to Sixth Borough as a fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement, for which we will not receive any cash consideration. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Sixth Borough at our sole discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the shares that we may sell to Sixth Borough under the Purchase Agreement will fluctuate based on the trading price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to decrease. We generally have the right to control the timing and amount of any future sales of our shares to Sixth Borough. Additional sales of our Common Stock, if any, to Sixth Borough will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Sixth Borough all, some or none of the shares of our Common Stock that are available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Sixth Borough, after Sixth Borough has acquired the shares, Sixth Borough may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Sixth Borough by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Sixth Borough, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to Sixth Borough, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to Sixth Borough, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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We do not anticipate paying dividends in the foreseeable future.

We do not currently pay dividends and do not anticipate paying any dividends for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors (the “Board”), subject to compliance with applicable laws and covenants under any future credit facility, which may restrict or limit our ability to pay dividends. Payment of dividends will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board may deem relevant at that time. Unless and until we declare and pay dividends, any return on your investment will only occur if our share price appreciates.

The Common Stock being registered in this prospectus represent a substantial percentage of our public float and of our outstanding Common Stock, and the sale of such shares could cause the market price of Common Stock to decline significantly.

The Common Stock being registered pursuant to this prospectus represent a substantial percentage of our public float and of our outstanding Common Stock. The number of shares being registered in this prospectus represents approximately 84% of the total Common Stock outstanding as of April 27, 2026, which was 3,659,279 shares of Common Stock. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Common Stock.

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THE SIXTH BOROUGH TRANSACTION

This prospectus covers the resale by the selling stockholder of up to 20,060,000 shares of our Common Stock, comprised of: (i) up to 20,000,000 shares of our Common Stock that we have reserved for sale to Sixth Borough under the Purchase Agreement from time to time after the date of this prospectus, and (ii) up to 60,000 Commitment Shares issuable upon the exercise of Pre-Funded Warrants issued to Sixth Borough as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement.

General

On September 11, 2025, we entered into the Purchase Agreement with Sixth Borough, pursuant to which Sixth Borough has agreed to purchase from us up to an aggregate of $20.0 million of our Common Stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Pursuant to the Purchase Agreement we issued Pre-Funded Warrants to purchase up to 60,000 Commitment Shares to Sixth Borough as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement.

On September 11, 2025, we entered into the Registration Rights Agreement, pursuant to which we filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our Common Stock that have been or may be issued to Sixth Borough under the Purchase Agreement.

We do not have the right to commence any sales of our Common Stock to Sixth Borough under the Purchase Agreement until the Commencement Date. The Commencement Date is October 28, 2025, which is the date on which all conditions to Sixth Borough’s purchase obligation under the Purchase Agreement were satisfied, including that the Registration Statement of which this prospectus forms a part became effective in accordance with Section 8(a) of the Securities Act, and the related final prospectus was filed, as required pursuant to the Registration Rights Agreement.

From and after the Commencement Date, we may, from time to time and at our sole discretion for a period of 24 months, direct Sixth Borough to purchase Common Stock through Regular Purchases, Add-On Purchases and Intraday Purchases, each as described below.

We will control the timing and amount of any sales of our Common Stock to Sixth Borough. The purchase price of the shares of our Common Stock that may be sold to Sixth Borough in Regular Purchases, Add-On Purchases and Intraday Purchases under the Purchase Agreement will be based on the market price of our Common Stock at or prior to the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement.

As of April 27, 2026, there were 3,659,279 shares of our Common Stock outstanding. If all of the 20,000,000 shares of our Common Stock that may be sold to Sixth Borough in the future under the Purchase Agreement that are being registered for resale hereunder were issued and outstanding as of the date of this prospectus (without taking into account the 19.99% stockholder approval limitation or the Beneficial Ownership Cap defined below), such shares of our Common Stock, taken together with the 60,000 Commitment Shares would represent approximately 84% of the total number of shares of our Common Stock outstanding, and approximately 99.95% of the total number of outstanding shares held by non-affiliates of the Company, in each case as April 27, 2026. The number of shares of our Common Stock ultimately offered for resale by Sixth Borough is dependent upon the number of shares of our Common Stock we ultimately decide to sell to Sixth Borough under the Purchase Agreement.

Under applicable Nasdaq rules, in no event could we issue or sell to Sixth Borough under the Purchase Agreement shares of our Common Stock in excess of 179,792 shares (including the Commitment Shares), which represents 19.99% of the shares of our Common Stock outstanding (based on 899,410 shares outstanding immediately prior to the execution of the Purchase Agreement), which limitation we refer to as the Exchange Cap, unless either of the following conditions was satisfied: (i) the Company obtains stockholder approval to issue Purchase Shares in excess of the Exchange Cap; or (ii) the Average Price (defined herein) equals or exceeds $4.63 per share, which represents the lower of: (i) the official closing price of the Common Stock on the Principal Market on the trading day immediately preceding the date of the Purchase Agreement; and (ii) the average official closing price of our Common Stock on Nasdaq for the five (5) consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement. For purposes of this determination, the “Average Price” will be calculated as the quotient of: (i) the aggregate gross purchase price paid by Sixth Borough for all shares of Common Stock purchased under the Purchase Agreement, divided by (ii) the aggregate number of shares of Common Stock issued to Sixth Borough under the Purchase Agreement. On March 12, 2026, the Company received Stockholder Approval to issue Common Stock in excess of the Exchange Cap, and as a result, the Exchange Cap no longer limits the number of shares of Common Stock that may be issued or sold to Sixth Borough under the Purchase Agreement, subject to the other terms and conditions thereof.

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The Purchase Agreement also prohibits the Company from directing Sixth Borough to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Sixth Borough (as calculated pursuant to Section 13(d) of the Securities Exchange Act and Rule 13d-3 thereunder), would result in Sixth Borough beneficially owning more than 4.99% of the then total outstanding shares of Common Stock (the “Beneficial Ownership Cap”).

Issuances of our Common Stock to Sixth Borough under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance of shares of our Common Stock to Sixth Borough under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Sixth Borough under the Purchase Agreement. For more information, see the section entitled “Risk Factors.”

Purchase of Shares of our Common Stock Under the Purchase Agreement

Regular Purchases

From and after the Commencement Date, the Company may, by written notice (each, a “Regular Notice”), direct Sixth Borough to purchase up to 20,000 shares of Common Stock (each such purchase, a “Regular Purchase” and, the day on which Sixth Borough receives the Regular Notice, the “Regular Purchase Date”), subject to adjustment as described below (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”). The purchase price for each Regular Purchase (the “Regular Purchase Price”) shall be equal to the lesser of ninety-seven percent (97%) of: (i) the volume weighted average price (the “VWAP”) of the Common Stock on the Principal Market on the date the Regular Notice is delivered to Sixth Borough (the “Regular Purchase Date”); or (ii) the average of the three (3) lowest closing sale prices for the Common Stock on the Principal Market (each, a “Closing Sale Price”) during the ten (10) trading days prior to the Regular Purchase Date. The Regular Purchase Share Limit shall increase to 25,000 Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not less than $3.00, and shall further increase to 30,000 Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not less than $5.00. Sixth Borough’s committed obligation under any single Regular Purchase shall not exceed $500,000.

Add-On Purchases

Subject to the terms and conditions of the Purchase Agreement, in addition to directing purchases of Purchase Shares as pursuant to a Regular Notice, the Company shall also have the right, but not the obligation, to direct Sixth Borough to purchase a number of Purchase Shares by delivering a written notice to Sixth Borough (each, an “Add-On Purchase Notice”). Each Add-On Purchase Notice may direct Sixth Borough to purchase a number of Purchase Shares not to exceed the lesser of: (i) three (3) times the number of shares purchased pursuant to the corresponding Regular Notice; or (ii) 30% of the trading volume of the Common Stock on the date of the Add-On Purchase Notice (the “Add-On Purchase Share Amount”). The purchase price for each Add-On Purchase (the “Add-On Purchase Price,” and each such purchase, an “Add-On Purchase”) shall be equal to the lesser of ninety-five percent (95%) of: (i) the VWAP reported by the Principal Market for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Regular Purchase Date (the “Add-On Purchase Date”), or such other time publicly announced by the Principal Market as the official open of trading, and ending 4:00:00 p.m., Eastern time, or such other time publicly announced as the official close of trading on such applicable Add-On Purchase Date; and (ii) the average of the three (3) lowest Closing Sale Prices of the Common Stock during the ten (10) business days immediately prior to the Add-On Purchase Date. The Company may deliver an Add-On Purchase Notice to Sixth Borough only if: (i) it has properly submitted a Regular Notice on the same Regular Purchase Date, providing for the purchase of a number of Purchase Shares equal to or greater than the Regular Purchase Share Limit then in effect (including any automatic increases resulting from the applicable Closing Sale Price or other adjustments under the Purchase Agreement); and (ii) Sixth Borough has received all Purchase Shares subject to all prior Regular Purchases (excluding the Regular Purchase made on such Regular Purchase Date), as well as all prior Add-On Purchases and Intraday Purchases initiated by the Company under the Purchase Agreement.

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Intraday Purchases

In addition to purchases of Purchase Shares as described above, the Company shall also have the right, on no more than three (3) occasions during any business day, but not the obligation, to direct Sixth Borough to purchase additional shares of Common Stock by delivering written notice (each, an “Intraday Purchase Notice”) on such day (the “Intraday Purchase Date”). The total number of shares of Common Stock set forth in each Intraday Purchase Notice, together with the number of shares specified in any other Intraday Purchase Notices submitted on the same day, shall not exceed the lesser of: (i) 100% of the average daily trading volume reported by the Principal Market during the five (5) business days preceding the business day prior to the Intraday Purchase Date; and (ii) Sixth Borough’s committed daily obligation of $1,000,000 (such maximum aggregate amount, the “Intraday Purchase Share Amount”). The purchase price per share for each such transaction (the “Intraday Purchase Price,” and each such transaction, an “Intraday Purchase”) shall be equal to the greater of ninety-five percent (95%) of: (i) the lowest transaction price reported by the Principal Market during the period beginning at 9:30:01 a.m., Eastern time, on the applicable Intraday Purchase Date, or such other time publicly announced by the Principal Market as the official open of trading, and ending 4:00:00 p.m., Eastern time, on such applicable Intraday Purchase Date, or such other time publicly announced as the official close of trading on such applicable Intraday Purchase Date; and (ii) the Closing Sale Price of the Common Stock on the business day immediately prior to the Intraday Purchase Date. The Company may submit an Intraday Purchase Notice only if it has delivered to Sixth Borough prior to 2:00 p.m. Eastern time on the applicable business day, the notice specifying the number of shares to be purchased, and Sixth Borough consents in writing to such Intraday Purchase. The Company may submit up to three (3) Intraday Purchase Notices in a single business day provided that delivery of shares by the Company pursuant to all prior Intraday Purchase Notices has been made.

Suspension Events

Suspension events under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Sixth Borough of our Common Stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

●	suspension by our Principal Market of our Common Stock from trading for a period of one business day;

●	the delisting of our Common Stock from our Principal Market, provided our Common Stock is not immediately thereafter trading on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or The OTCQX Best Market or The OTCQB Venture Market operated by OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

●	the failure of our transfer agent to issue to Sixth Borough shares of our Common Stock within two business days after the applicable date on which Sixth Borough is entitled to receive such shares of our Common Stock;

●	any breach of the representations or warranties or covenants contained in the Purchase Agreement or Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;

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●	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

●	if at any time we are not eligible to transfer our Common Stock electronically or DTC places the Common Stock on a “chill”;

●	if at any time the Exchange Cap (to the extent applicable under the terms of the Purchase Agreement) is reached and our stockholders have not approved the issuance of Common Stock in excess of the Exchange Cap in accordance with the applicable Nasdaq rules; or

●	if at any time Sixth Borough’s broker is unable to accept the Common Stock for reason’s not within Sixth Borough’s control.

Following the Commencement Date, Sixth Borough may not terminate the Purchase Agreement due to the occurrence of any Suspension Event, although so long as a Suspension Event has occurred and continues, the Company may not initiate any Regular Purchase or other purchase of shares by Sixth Borough until the Suspension Event is cured.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to terminate the Purchase Agreement upon one business day’s prior written notice to Sixth Borough. The Purchase Agreement will automatically terminate in the event of voluntary or involuntary participation, or threatened participation, in insolvency or bankruptcy proceedings by or against us that are not discharged within 90 days. No termination of the Purchase Agreement will be effective during the pendency of any Regular Purchase, Add-On Purchase or Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement.

No Short-Selling or Hedging by Sixth Borough

Sixth Borough has represented to us that at no time prior to the time of execution of the Purchase Agreement has Sixth Borough or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Sixth Borough agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions, whether through put options, short sales, or other derivative positions or instruments.

Prohibitions on Certain Substantially Similar Transactions

The Purchase Agreement and the related Registration Rights Agreement impose no restrictions on future financings, rights of first refusal, participation rights, penalties, or liquidated damages, except that while the Purchase Agreement remains in effect, the Company is prohibited, without the prior approval of Sixth Borough, from entering into any variable, reset, or otherwise adjustable equity or equity-linked transactions, except for a future at-the-market offering facility with Dawson James.

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Commitment Shares

In consideration for Sixth Borough’s execution and delivery of the Purchase Agreement, the Company paid pay Sixth Borough the Commitment Fee equal to 1.5% of the total Commitment Amount. The Commitment Fee was payable in cash, Commitment Shares (shares of Common Stock or Pre-Funded Warrants), or any combination thereof, at the Company’s sole discretion. If paid in Commitment Shares, the number of shares issued will be determined based on the lower of: (i) the official closing price of the Common Stock on the Principal Market on the trading day immediately preceding the Commencement Date; and (ii) the average official closing price of the Common Stock on the Principal Market for the five (5) consecutive trading days ending on the trading day immediately preceding the Commencement Date (the “Commitment Share Price”). The Commitment Fee was earned and payable on the Commencement Date, regardless of whether Sixth Borough purchases any shares under the Purchase Agreement or whether the agreement is later terminated. The Company satisfied the Commitment Fee by issuing to Sixth Borough Pre-Funded Warrants to purchase up to 60,000 shares of Common Stock (the “Share Cap”), based on the Commitment Share Price. The Company paid the portion of the Commitment Fee exceeding the Share Cap in cash.

Sixth Borough has agreed to hold all shares of Common Stock issued upon the exercise of Pre-Funded Warrants for a minimum period of three (3) months following the Commencement Date. After the expiration of this initial three-month period, Sixth Borough may sell up to fifty percent (50%) of the shares and/or shares issued upon exercise of Pre-Funded Warrants. The remaining fifty percent (50%) may not be sold until six (6) months after the Commencement Date (such restrictions, the “Lock-Up Restriction”).

Advisory Agreement with Dawson James

The Company has agreed to pay Dawson James a cash fee equal to 1.5% of the gross proceeds received by the Company from sales of securities to Sixth Borough pursuant to any Regular Purchase, Add-On Purchase, or Intraday Purchase, under an advisory agreement between the Company and Dawson James.

Effect of Performance of the Purchase Agreement on Our Stockholders

All of the shares of our Common Stock being registered for resale hereunder which have been or may be issued or sold by us to Sixth Borough under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold from time to time over a period of up to 24 months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Sixth Borough of a significant amount of shares of our Common Stock registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Sixth Borough, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Sixth Borough all, some or none of the shares of our Common Stock that are available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares of our Common Stock to Sixth Borough, after Sixth Borough has acquired the shares of our Common Stock, Sixth Borough may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Sixth Borough by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares of our Common Stock to Sixth Borough under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares of our Common Stock or the mere existence of our arrangement with Sixth Borough may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our Common Stock to Sixth Borough and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, from and after commencement, we have the right, but not the obligation, from time to time to direct Sixth Borough to purchase up to the Commitment Amount. The number of shares of our Common Stock ultimately offered for resale by Sixth Borough under this prospectus is dependent upon the number of shares of our Common Stock we direct Sixth Borough to purchase under the Purchase Agreement.

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The following table sets forth the amount of gross proceeds we would receive from Sixth Borough from our sale of Common Stock to Sixth Borough under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares of our Common Stock to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of our Common Stock After Giving Effect to the Issuance to Sixth Borough(2)	Gross Proceeds from the Sale of Shares of our Common Stock to Sixth Borough Park Under the Purchase Agreement(1)
$0.72	(3)	27,777,778	88.4%	20,000,000
$1.00		20,000,000	84.5%	$20,000,000
$3.00		6,666,667	64.6%	$20,000,000
$7.00		2,857,143	43.8%	$20,000,000
$9.00		2,222,222	37.8%	$20,000,000

(1)	The Purchase Agreement provides that we may sell up to $20.0 million of our Common Stock to Sixth Borough. We are registering 20,060,000 shares of our Common Stock for resale under this prospectus, including 60,000 Commitment Shares issuable upon the exercise of Pre-Funded Warrants issued to Sixth Borough on the Commencement Date as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement (for which we will not receive any cash consideration). The number of shares issued in this column does not give effect to the Beneficial Ownership Cap.
(2)	The denominator is based on 3,659,279 shares of our Common Stock outstanding as of April 27, 2026, adjusted to include the number of shares of our Common Stock set forth in the adjacent column which we would have sold to Sixth Borough, assuming the purchase price in the adjacent column. The numerator is based on the number of shares of our Common Stock issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, without giving effect to the Beneficial Ownership Cap.
(3)	The closing sale price per share of our Common Stock on April 27, 2026.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, the Company and Sixth Borough entered into the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company was obligated to: (a) file the Registration Statement with the SEC within fifteen (15) calendar days from the date of the Purchase Agreement, covering (i) any shares of Common Stock issued as part of the Commitment Fee and (ii) the maximum number of Purchase Shares issuable pursuant to the Purchase Agreement (collectively, the “Registrable Securities”); (b) use its reasonable best efforts to have the Registration Statement any amendment thereto declared effective under the Securities Act within forty-five (45) days after its filing date; and (c) use its best efforts to keep such Registration Statement continuously effective under the Securities Act pursuant to Rule 415 promulgated under the Securities Act and available for the resale by Sixth Borough of all of the Registrable Securities covered thereby at all times until the date on which Sixth Borough shall have resold all the Registrable Securities covered thereby and no Available Amount remains under the Purchase Agreement. “Available Amount” means initially, the Commitment Amount, which amount shall be reduced each time Sixth Borough purchases Purchase Shares. We initially filed the Registration Statement of which this prospectus forms a part to satisfy our obligations under the Registration Rights Agreement on September 29, 2025, which was subsequently amended on September 8, 2025. The Registration Statement became effective in accordance with Section 8(a) of the Securities Act on October 28, 2025.

If it becomes necessary for us to issue and sell to Sixth Borough a greater number of shares of our Common Stock than are registered for resale under this Registration Statement, we will be required to file one or more additional registration statements with the SEC to register the resale of such additional shares under the Securities Act. Each such registration statement would need to be declared effective by the SEC before we may elect to sell any additional shares of our Common Stock to Sixth Borough under the Purchase Agreement.

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Sixth Borough. We will receive no proceeds from the sale of shares of Common Stock by Sixth Borough in this offering. We may receive up to $20.0 million in gross proceeds under the Purchase Agreement from any sales we make to Sixth Borough pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our Common Stock to Sixth Borough pursuant to the Purchase Agreement would be up to approximately $19.7 million over an approximately 24-month period, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation, to sell to Sixth Borough under the Purchase Agreement, and after other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

Any proceeds that we receive under the Purchase Agreement are expected to be used for working capital and general corporate purposes. As we are unable to predict the timing or amount of potential issuances of all of the additional shares issuable to the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering.  It is possible that no shares of Common Stock will be issued under the Purchase Agreement.

The selling stockholder will pay any underwriting fees, discounts and selling commissions incurred in disposing of its Common Stock. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

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MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GCTK”. As of April 27, 2026, there were 318 holders of record of our Common Stock.

Dividend Policy

We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our Board may deem appropriate.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the capital stock of the Company, does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, and our bylaws, as amended (the “Bylaws”), and certain provisions of the DGCL.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our Board. As of the date of this prospectus, we had 3,659,279 shares of Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting. For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books. Our Common Stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding Common Stock can elect all of the directors who are up for election in a particular year.

Dividends. If our Board declares a dividend, holders of Common Stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our Common Stock will be entitled to the right to receive ratably, all of the assets and funds that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights and Restrictions. Holders of our Common Stock do not have preemptive or subscription rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of Common Stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our Certificate of Incorporation and our Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock.

Listing. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GCTK.”

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC.

Delaware Law Affecting Business Combinations. We are subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Preferred Stock

Under the terms of our Certificate of Incorporation, the Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The Board has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.

Series A Common Warrants

The following summary of certain terms and provisions of the Series A common warrants to purchase Common Stock (the “Series A Common Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the Series A Common Warrant, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. As of the date of this prospectus, we had 4,368 Series A Common Warrants outstanding.

The issuance of shares of Common Stock upon exercise of the Series A Common Warrants was subject to stockholder approval under applicable rules and regulations of Nasdaq, and the Company obtained such stockholder approval on January 3, 2025 (the “Stockholder Approval Date”).

The following is a brief summary of the Series A Common Warrants and is still subject in all respect to the provisions contained in the form of Series A Common Warrants.

Duration and Exercise Price. Each Series A Common Warrant has an exercise price equal to $297.00 per share and will expire on January 3, 2030. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Series A Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Common Warrants.

Cashless Exercise. If, at the time a holder exercises its Series A Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series A Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A Common Warrant.

Fundamental Transactions. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our Common Stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series A Common Warrants. Additionally, as more fully described in the Series A Common Warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of such warrants on the date of consummation of such transaction.

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Exercise Price Adjustments. In addition, and subject to certain exemptions, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice (excluding Exempt Issuances, as defined in the Placement Agent Agreement, dated November 13, 2024, between the Company and Dawson James Securities, Inc. (the “November Placement Agent Agreement”), or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock, at an effective price per share less than the exercise price of the Series A Common Warrants then in effect, the exercise price of the Series A Common Warrants will be reduced to the lower of such price or the lowest volume weighted average price during the five consecutive trading days immediately following such dilutive issuance or announcement thereof (subject to a floor price of $297.00, the “Floor Price”), and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series A Common Warrants then in effect, then the exercise price of the Series A Common Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the applicable floor price.

On the 11th trading day after the Stockholder Approval Date (the “Reset Date”), the Series A Common Warrants’ exercise price was adjusted to the Floor Price according to the terms of the Series A Common Warrants, and the number of shares issuable upon exercise was increased such that the aggregate exercise price of the warrants on the issuance date for the shares of Common Stock underlying the warrants then outstanding remains unchanged.

The exercise price and the number of shares issuable upon exercise of the Series A Common Warrants is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements or similar events affecting our Common Stock.

Any reduction to the exercise prices of the Series A Common Warrants and resulting increase in the number of shares of Common Stock underlying the warrants will be subject to the Floor Price.

Transferability. Subject to applicable laws, a Series A Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Series A Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Series A Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series A Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Common Warrants will be extremely limited.

Right as a Stockholder. Except as otherwise provided in the Series A Common Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Series A Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Common Warrant.

Waivers and Amendments. The Series A Common Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

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Series B Common Warrants

The following summary of certain terms and provisions of the Series B common warrants to purchase Common Stock (the “Series B Common Warrants”) that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series B Common Warrant the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. As of the date of this prospectus, we had 11 Series B Common Warrants outstanding.

The issuance of Common Stock upon exercise of the Series B Common Warrants was subject to stockholder approval under applicable rules and regulations of Nasdaq, and the Company obtained such stockholder approval on the Stockholder Approval Date.

Duration and Exercise Price. Each Series B Common Warrant has an exercise price equal to $297.00 per share, and will expire on July 3, 2027. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Series B Common Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter.

Exercisability. The Series B Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s Series B Common Warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Common Warrants.

Cashless Exercise & and Alternative Cashless Exercise. If, at the time a holder exercises its Series B Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Series B Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series B Common Warrant.

Holders may also effect an “alternative cashless exercise” at any time while the Series B Common Warrants are outstanding following the Initial Exercise Date. Under the alternate cashless exercise option, the holder of the Series B Common Warrant, has the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise rather than a cashless exercise of the Series B Common Warrant and (ii) 3.0.

Fundamental Transactions. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our Common Stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock, then following such event, the holders of the Series B Common Warrants will be entitled to receive upon exercise of the Series B Common Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Series B Common Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series B Common Warrants. Additionally, as more fully described in the Series B Common Warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of Series B Common Warrants on the date of consummation of such transaction.

Exercise Price Adjustments. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Series B Common Warrants then in effect, then the exercise price of the Series B Common Warrants will be reduced to the lowest daily volume weighted average price during such period and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged, subject to the applicable floor price.

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On the Reset Date, the Series B Common Warrants’ exercise price was adjusted to equal the Floor Price according to the terms of the Series B Common Warrants, and the number of shares issuable upon exercise was increased such that the aggregate exercise price of the warrants on the issuance date for the shares of Common Stock underlying the warrants then outstanding remains unchanged.

The exercise price and the number of shares issuable upon exercise of the Series B Common Warrants is subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements or similar events affecting our Common Stock.

Any reduction to the exercise prices of the Series B Warrants and resulting increase in the number of shares of Common Stock underlying the Series B Common Warrants will be subject to the Floor Price.

Transferability. Subject to applicable laws, a Series B Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Series B Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Series B Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series B Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series B Common Warrants will be extremely limited.

Right as a Stockholder. Except as otherwise provided in the Series B Common Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Series B Common Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Series B Common Warrant.

Waivers and Amendments. The Series B Common Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that were issued as part of the Commitment Fee is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of Common Stock equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Pre-Funded Warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our Board. The Pre-Funded Warrants will be issued in certificated form only.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

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Cashless Exercise. The Pre-Funded Warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded down to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. The Common Stock issuable upon exercise of the Pre-Funded Warrants is currently listed on the Nasdaq Capital Market

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, dividends or other rights as a stockholder of us, until the holder exercises the Pre-Funded Warrant.

Warrant Certificate. The Pre-Funded Warrants will be issued in certificated form.

Waivers and Amendments. The Pre-Funded Warrants may be modified or amended, or the provisions thereof waived with the written consent of us and the respective holder.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Sixth Borough, of shares of our Common Stock that have been and may be issued to Sixth Borough pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Sixth Borough on September 11, 2025, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Sixth Borough of the shares of our Common Stock that may be issued to Sixth Borough under the Purchase Agreement.

Sixth Borough, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus up to 20,060,000 shares of our Common Stock that we may issue to Sixth Borough. The selling stockholder may sell some, all or none of the shares of Common Stock. We do not know how long the selling stockholder will hold the shares of our Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of Common Stock, other than the Lock-Up Restriction with respect to the Commitment Shares described in this prospectus. See the section entitled “Plan of Distribution” for additional information.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the selling stockholder as of April 27, 2026. The percentages of shares owned before and after the offering are based on 3,659,279 shares of Common Stock outstanding as of April 27, 2026, which includes the 60,000 Commitment Shares that are issuable upon the exercise of the Pre-Funded Warrants issued to Sixth Borough. The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Throughout this prospectus, when we refer to the shares of Common Stock being offered for resale by the selling stockholder through this prospectus, we are referring to the shares of Common Stock that have been and may be issued and sold by us to Sixth Borough pursuant to the Purchase Agreement, unless otherwise indicated.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(2)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(3)	Number of Shares of Common Stock Owned After Offering(4)
	Number	Percent		Number	Percent
Sixth Borough Capital Fund, LP (1)	60,000	6.2%	20,060,000	—	—

(1) Robert D. Keyser, Jr. serves as the president and has voting and dispositive control over the Common Stock held by Sixth Borough and offered pursuant to the registration statement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement and Registration Rights Agreement. Sixth Borough is not a licensed broker dealer; however, it is an affiliate of Dawson James Securities, Inc., a licensed broker dealer. The address for Sixth Borough is 1515 N Federal Hwy, Suite 300, Boca Raton, FL, 33432.

(2) Represents the 60,000 Commitment Shares issuable upon the exercise of the Pre-Funded Warrants issued to Sixth Borough. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of our Common Stock beneficially owned prior to the offering all of the 20,000,000 shares of our Common Stock that we may issue and sell to Sixth Borough pursuant to the Purchase Agreement from and after the Commencement Date that are being registered for resale under the registration statement that includes this prospectus, because the issuance and sale of such shares to Sixth Borough under the Purchase Agreement is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Sixth Borough’s control, including the registration statement that includes this prospectus becoming and remaining effective under the Securities Act. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our Common Stock to Sixth Borough under the Purchase Agreement are subject to certain limitations on the amounts we may sell to Sixth Borough at any time, including the Beneficial Ownership Cap.

(3) The Purchase Agreement provides that we may sell up to $20.0 million of our Common Stock to Sixth Borough. We are registering 20,060,000 shares of our Common Stock for resale under this prospectus, including the 60,000 Commitment Shares issuable upon the exercise of the Pre-Funded Warrants issued to Sixth Borough (for which we will not receive any cash consideration). The number of shares ultimately offered for resale by Sixth Borough is dependent upon the number of shares we sell to Sixth Borough under the Purchase Agreement.

(4) Assumes the sale of all shares of our Common Stock registered for resale by the selling stockholder pursuant to the registration statement that includes this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of Common Stock at any particular time.

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PLAN OF DISTRIBUTION

The shares of our Common Stock offered by this prospectus are being offered by the selling stockholder, Sixth Borough Capital Fund, LP. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the shares of our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of our Common Stock offered by this prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of our Common Stock offered by this prospectus may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Sixth Borough is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Sixth Borough has informed us that it presently anticipates using, but is not required to use, Dawson James, a registered broker-dealer and FINRA member and an affiliate of Sixth Borough, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Sixth Borough has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, excluding Dawson James, may receive commissions from Sixth Borough for executing such resales for Sixth Borough and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or the purchasers, for whom the broker-dealers may act as agent. The compensation paid to any such particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Sixth Borough can presently estimate the amount of compensation that any agent will receive from the selling stockholder or from any purchasers of shares of our Common Stock sold by Sixth Borough.

Except as set forth above, we know of no existing arrangements between the Selling Security holder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement that includes this prospectus to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of our Common Stock offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of our Common Stock by the selling stockholder, any compensation paid by Sixth Borough to any such brokers, dealers, underwriters or agents, and any other required information.

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We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock included in this prospectus by Sixth Borough. We estimate that the total expenses for the offering will be approximately $350,000. We have agreed to indemnify Sixth Borough and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered by this prospectus, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Sixth Borough has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Sixth Borough specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Sixth Borough has represented to us that at no time prior to the Purchase Agreement has Sixth Borough or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Sixth Borough agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions, whether through put options, short sales, or other derivative positions or instruments.

We have advised Sixth Borough that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by Sixth Borough.

Our Common Stock is listed on Nasdaq under the symbol “GCTK.”

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LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina.

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EXPERTS

The audited financial statements for the year ended December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing. The audited financial statements for the year ended December 31, 2025 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of CBIZ CPAs P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We make periodic and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is www.glucotrack.com/. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026;

●	The Company’s Current Report on Form 8-K filed with the SEC on March 13, 2025 and April 14, 2026; and

●	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, as filed with the SEC on December 8, 2021, including any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of this registration statement and prior to effectiveness of this registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities included in this prospectus, however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

GLUCOTRACK, INC.

301 Route 17 North, Ste. 800

Rutherford, NJ 07070

(201) 842-7715

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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20,060,000 Shares of Common Stock

GLUCOTRACK, INC.

PRELIMINARY PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement.

Amount to be paid
SEC registration fee	$17,598
Accounting fees and expenses	$16,000
Legal fees and expenses	$15,000
Printing and miscellaneous expenses	$849
Total	$49,447

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

The Company’s Bylaws, as amended, provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the Company’s request as a director, officer, employee, trustee or agent of one of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

II-1

Additionally, the Company’s Bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an agent against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation, as amended, provides that none of its directors shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. To the extent the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of one of the Company’s directors, in addition to the limitation on personal liability provided by the Company’s Certificate of Incorporation, shall be limited to the fullest extent permitted by the amended DGCL.

The Company has obtained and maintains insurance policies insuring its directors and officers and the directors and officers of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Additionally, the Company has entered into indemnification agreements with its directors and officers to provide them with the maximum indemnification allowed under the Company’s Certificate of Incorporation, Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Company, to the extent indemnification is permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us within the past three years. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

Issuance Under IP Purchase Agreement

On October 7, 2022, the Company entered into the IP Purchase Agreement (the “IP Purchase Agreement”) with Paul Goode, which is the Company’s Chief Executive Officer, pursuant to which Dr. Goode sold, assigned, transferred, conveyed and delivered to the Company the “Purchased Assets,” consisting of: (a) the Conveyed Intellectual Property (as defined in the IP Purchase Agreement”) and (b) all the goodwill relating to the Purchased Assets.

In consideration for the sale by Dr. Goode of the Purchased Assets to the Company, the Company paid to Dr. Goode cash in the amount of one dollar and became obligated to issue up to 167 shares of Common Stock based upon specified performance milestones as set forth in the IP Purchase Agreement. In addition, if upon the final issuance of Common Stock under the IP Purchase Agreement, the aggregate 167 shares represent less than 1.5% of the then outstanding Common Stock of the Company, the final issuance will include such number of additional shares so that the total aggregate issuance equals 1.5% of the outstanding shares (the “True-Up Shares”) of Common Stock of the Company. All shares of Common Stock to be issued under the IP Purchase Agreement shall be (i) restricted over a limited period as defined in the IP Purchase Agreement and issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act and (ii) subject to the lockup provisions.

II-2

On December 29, 2023, 17 shares of Common Stock were earned under the terms of the IP Purchase Agreement and were issued to Dr. Goode on February 6, 2024. On May 1, 2024, 25 shares of Common Stock were earned under the terms of the IP Purchase Agreement. On March 26, 2025, the Board determined that the third milestone was met and that an additional 42 shares of Common Stock have been earned under the terms of the IP Purchase Agreement.

February 2024 Exchange

On February 13, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with certain shareholders (the “February Holders”), pursuant to which the Company and the February Holders agreed to exchange (the “Exchange”) Common Stock purchase warrants (the “February Warrants”) owned by the February Holders for shares of Common Stock to be issued by the Company.

On February 13, 2024, the Company closed the Exchange and issued to the February Holders an aggregate of 599 shares of Common Stock (the “Shares”) in exchange for 731 February Warrants.

The offer and sale of the Shares were made to a limited number of accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act. Individuals who received securities as described above represented that they were accredited investors within the meaning of Regulation D and were acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

April Private Placement

On April 22, 2024, the Company entered into a private placement agreement under which the Company issued 67 shares of its Common Stock at a price of $7,560.00 per share for aggregate gross proceeds of $500. The Offering included participation of certain members of the Company’s executive management, Board and existing shareholders. The shares were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors.

June 27 Private Placement

On June 27, 2024, the Company entered into note and warrant purchase agreements with certain officers, directors, and existing investors (the “June 27 Investors”), providing for the private placement of unsecured promissory notes in the aggregate principal amount of $100,000 (the “June 27 Notes”) and warrants (the “June 27 Warrants”) to purchase up to an aggregate of 250 shares of Common Stock. The closing of the private placement occurred on June 27, 2024.

The June 27 Notes bore simple interest at the rate of three percent (3%) per annum and were due and payable in cash on the earlier of: (a) twelve (12) months from the date of the June 27 Note; or (b) the date the Company raised third-party equity capital in an amount equal to or in excess of $1,000,000 (the “June 27 Maturity Date”). The Company could prepay the June 27 Notes at any time prior to the June 27 Maturity Date without penalty.

Each June 27 Warrant has an exercise price of $5,940 per share. The June 27 Warrants are immediately exercisable and have a five-year term.

The June 27 Notes and the June 27 Warrants were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 1 Investors.

July 18 Private Placement

On July 18, 2024, the Company entered into a series of convertible promissory notes with certain officers and directors (the “July 18 Investors”), providing for the private placement of unsecured convertible promissory notes in the aggregate principal amount of $360,000.

II-3

The July 18 Notes bore simple interest at the rate of eight percent (8%) per annum and were due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of the July 18 Note, or (b) the date of closing of a Qualified Financing (defined below) (the “July 18 Maturity Date”).

Except with regard to conversion of the July 18 Notes as discussed below, the Company could not prepay the July 18 Notes without the written consent of the holder. If not sooner repaid, all outstanding principal and accrued but unpaid interest on the July 18 Notes (the “Note Balance”), as of the close of business on the day immediately preceding the date of the closing of the next issuance and sale of capital stock of the Company, in a single transaction or series of related transactions, to investors resulting in gross proceeds to the Company of at least $500,000 (excluding indebtedness converted in such financing) (a “Qualified Financing”), would automatically be converted into that number of shares of equity securities of the Company sold in the Qualified Financing equal to the number of shares calculated by dividing (X) the Note Balance by (Y) an amount equal to the price per share or other unit of equity securities issued in such Qualified Financing, and otherwise on the same terms as the security issued in the Qualified Financing, provided that the conversion price per share could not be lower than $1,872.00 (the “Floor Price”).

The July 18 Notes were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 18 Investors.

July 30 Private Placement

On July 30, 2024, the Company entered into a convertible promissory note and three warrant agreements (the “July 30 Warrants”) with an existing investor (the “July 30 Holder”), providing for the private placement of a secured convertible promissory note in the aggregate principal amount of $4,000,000 (the “July 30 Note”). The July 30 Note was not convertible until stockholder approval was obtained, which occurred on September 26, 2024. The July 30 Note bore simple interest at the rate of eight percent (8%) per annum and was due and payable in cash on the July 30 Maturity Date. The July 30 Note was secured by a first-priority security interest on all Company assets.

Except with regard to conversion of the July 30 Note or a Sale Transaction as discussed below, the Company could not prepay the July 30 Notes without the written consent of the July 30 Holder. The July 30 Note (i) was convertible at the discretion of the July 30 Holder at a price equal to the closing price of the Common Stock on the date of conversion and, (ii) if the closing price of the Common Stock exceeds $6,000.00 per share for a period of five (5) consecutive trading days, would automatically convert at a price equal to the five-day (5) VWAP (subject to adjustment for any stock split, stock dividend, reverse stock split, combination or similar transaction). “VWAP” means the daily volume weighted average price of the Common Stock.

In the event of a Sale Transaction on or prior to the Maturity Date, the Company would repay the July 30 Holder, at the July 30 Holder’s election, as follows: (a) cash equal to 200% of the Note balance, or (b) transaction consideration in the amount to be received by the July 30 Holder in such Sale Transaction if the July 30 Note was converted pursuant to an optional conversion. “Sale Transaction” means a merger or consolidation of the Company with or into any other entity, or a sale of all or substantially all of the assets of the Company, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction(s) receive cash, securities or other property in exchange for their shares and, immediately after such transaction(s), own less than 50% of the equity securities of the surviving corporation or its parent.

Each July 30 Warrant became exercisable 12 months after its issuance and has term of 10 years. The July 30 Warrants are exercisable for cash only and have no price-based antidilution. The first July 30 Warrant is for 1,778 shares at $2,250.00 per share. The second July 30 Warrant is for 1,270 shares at $3,150.00 per share. The third July 30 Warrant is for 988 shares at $4,050.00 per share.

The July 30 Note and the July 30 Warrants were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 30 Holder.

II-4

August 23 Conversion

On August 23, 2024, two of the July 1 Investors entered into conversion agreements (the “Conversion Agreements”) with the Company, pursuant to which the Company agreed to convert the principal amount, plus any accrued but unpaid interest pursuant to each of the July 1 Notes, totaling $20,076 each (the “Debt”), held by the Investors to Common Stock at a conversion price of $1,224 per share.

Also in satisfaction of the Debt and pursuant to the Conversion Agreement, the Company issued to each of the two July 1 Investors three warrants (each an “August 23 Warrant”). Each August 23 Warrant became exercisable on August 16, 2025 and has term of 10 years. The August 23 Warrants are exercisable for cash only and have no price-based antidilution. The first August 23 Warrant is for 9 shares of Common Stock and is exercisable at $2,250 per share. The second August 23 Warrant is for 7 shares of Common Stock, exercisable at $3,150 per share. The third August 23 Warrant is for 5 shares of Common Stock, exercisable at $4,050 per share.

The August 23 Warrants and the shares issued in satisfaction of the Debt were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors.

September 5 Conversion

On September 5, 2024, another July 1 Investor entered into a Conversion Agreement with the Company, pursuant to which the Company agreed to convert the principal amount, plus any accrued but unpaid interest pursuant to the July 1 Investor’s July 1 Note, totaling $259,310.67 (the “Debt”), held by the Investor to Common Stock at a conversion price of $1,224 per share.

Also in satisfaction of the Debt and pursuant to the Conversion Agreement, the Company issued to the July 1 Investor three warrants (each an “September 5 Warrant”). Each September 5 Warrant became exercisable on August 16, 2025 and has term of 10 years. The September 5 Warrants are exercisable for cash only and have no price-based antidilution. The first September 5 Warrant is for 116 shares of Common Stock and is exercisable at $2,250 per share. The second September 5 Warrant is for 83 shares of Common Stock, exercisable at $3,150 per share. The third September 5 Warrant is for 65 shares of Common Stock, exercisable at $4,050 per share.

The September 5 Warrants are subject to a beneficial ownership limitation such that the September 5 Warrants are not exercisable to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of Common Stock outstanding immediately after giving effect to such exercise. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The September 5 Warrants and the shares issued in satisfaction of the Debt were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investor.

Concurrent Private Offering

In a private placement offering (the “Concurrent Private Offering”) that closed on November 14, 2024, the July 30 Holder, which is an existing investor controlled by a former director of the Company, converted approximately $4,093,112 of debt, which represented the then outstanding principal and accrued interest under the July 30 Note (the “July 30 Note Debt”). The July 30 Note Debt was converted to Common Stock and warrants to purchase Common Stock on substantially the same terms as the November 2024 Offering, resulting in the issuance of 2,201 shares of Common Stock, 2,201 accompanying Series A common warrants to purchase Common Stock (the “Series A Common Warrants”), and 2,201 accompanying Series B common warrants to purchase Common Stock (the “Series A Common Warrants”, and together with the Series A Common Warrants, the “Common Warrants”), based on a conversion price of $1,860.00 per share, which is equal to the consolidated closing bid price of the Common Stock on the Nasdaq Capital Market on November 12, 2024.

II-5

The Common Stock and the Common Warrants issued in connection with the Concurrent Private Offering were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Warrant Exchange

Beginning on January 6, 2025, through March 13, 2025, the Company received exchange notices from certain holders of the Series B Warrants, with respect to an aggregate of 54,021 of the Series B Warrants, requiring the delivery of 162,603 shares of Common Stock. The remaining 11 Series B Warrants are exchangeable for an aggregate of approximately 33 shares of Common Stock (subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction).

The issuance of Common Stock was made pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the shares of Common Stock were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

September 2025 Note Financing

On September 12, 2025 (the “Issue Date”), the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”), with an investor (the “Investor”), pursuant to which the Company issued a Promissory Note (the “Note”) to the Investor in the principal amount of $3,600,000 for a purchase price of $3,000,000. The Note was amended effective September 12, 2025 to remove the conversion feature.

The Note bears no interest, has an original issue discount of $600,000, is an unsecured obligation of the Company and ranks equal in right of payment with the Company’s existing and future unsecured indebtedness. The Note is due and payable on the twelve (12) month anniversary of the Issue Date. The Company may prepay the Note at any time without the requirement for consent of the Investor.

The Note was offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Investor.

Private Placement December 2025

On December 29, 2025, the Company entered into a Securities Purchase Agreement with Armistice Capital Master Fund Ltd. for a private placement of securities (the “Private Placement”). The closing of the Private Placement occurred on December 31, 2025 (the “Closing”). At the Closing, the Company issued (i) 1,033,591 pre-funded warrants to purchase 1,033,591 shares of Common Stock (the “Pre-Funded Warrants”), and (ii) 2,067,182 warrants to purchase shares of Common Stock (the “Common Warrants”). Each Pre-Funded Warrant was sold with two Common Warrants at a combined purchase price of $3.869, which is equal to the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of the Common Stock on December 29, 2025, minus the exercise price of the Pre-Funded Warrant of $0.001 per share.

In connection with the Private Placement, on December 29, 2025, we entered into a Placement Agency Agreement with Curvature Securities, LLC (the “Placement Agent”). As part of its compensation for acting as Placement Agent for the Private Placement, we paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and issued to the Placement Agent warrants to purchase 124,030 shares of Common Stock at an exercise price of $4.257 per share, which are exercisable at any time on or after the date that is one hundred eighty (180) days from the date of the commencement of sales in connection with the Private Placement, and expire on the five year anniversary of the commencement date (the “Placement Agent Warrants”).

The aforementioned securities were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(c) as sales to accredited investors and in reliance on similar exemptions under applicable state laws. When issued, the shares underlying the warrants describe above will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
3.2	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
3.3	Bylaws of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
3.4	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Integrity Applications, Inc. on April 23, 2020)
3.5	Amendments to The Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed by Glucotrack, Inc. on March 28, 2024)
3.6	First Amendment to Bylaws dated June 14, 2024 (incorporated by reference to Exhibit 3.01 to the Current Report on Form 8-K filed by Glucotrack, Inc. on June 20, 2024)
3.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 17, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on May 20, 2024)
3.8	Certificate of Amendment of Certificate of Incorporation of Glucotrack, Inc., dated January 3, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on January 7, 2025)
3.9	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on February 3, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on February 4, 2025)
3.10	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 13, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on June 16, 2025)
4.1	Specimen Certificate Evidencing Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)

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4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 1, 2024)
4.3	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on July 31, 2024)
4.4	Form of Series A Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on November 14, 2024)
4.5	Form of Series B Common Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on November 14, 2024)
4.6	Form of Convertible Note, dated September 12, 2025 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 12, 2025)
4.7*	Form of Pre-Funded Warrant
4.8*	Form of Amendment No. 1 to Convertible Promissory Note, dated September 12, 2025
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to the validity of the securities being registered
10.1+	Integrity Applications, Inc. 2010 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
10.2+	Amendment No. 1 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by Integrity Applications, Inc. on March 23, 2016)
10.3+	Amendment No. 2 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by Integrity Applications, Inc. on April 13, 2017)
10.4+	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
10.5+	Form of Stock Option Agreement (ESOP) (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on August 22, 2011)
10.6	Letter of Approval, addressed to Integrity Applications Ltd. from the Ministry of Industry, Trade and Employment of the State of Israel (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on November 10, 2011)
10.7	Letter of Undertaking, addressed to the Ministry of Industry, Trade and Employment of the State of Israel - Office of the Chief Scientist from Integrity Applications Ltd. (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 filed by Integrity Applications, Inc. on November 10, 2011)
10.8+	Employment Agreement, dated October 19, 2021, by and between Integrity Applications, Inc. and Paul V. Goode (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Integrity Applications, Inc. on October 25, 2021)
10.9+	Employment Agreement, dated January 29, 2025, by and between Glucotrack, Inc. and Peter Wulff (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on January 29, 2025)
10.10	Placement Agent Agreement, dated November 13, 2024, between the Company and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on November 14, 2024)
10.11	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on November 14, 2024)
10.12+	Glucotrack, Inc. 2024 Equity Incentive Plan (incorporated by reference to Appendix A of Glucotrack, Inc.’s DEF 14A filed with the Commission on April 1, 2024)
10.13+	Amendment to Glucotrack, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on May 23, 2025)
10.14	At-the-Market Sales Agreement, dated December 17, 2024, by and between Glucotrack, Inc. and Dawson James Securities, Inc. (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on December 17, 2024)
10.15	Purchase Agreement, dated September 11, 2025, by and between Glucotrack, Inc. and Sixth Borough Capital Fund, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 11, 2025)
10.16	Registration Rights Agreement, dated September 11, 2025, by and between Glucotrack, Inc. and Sixth Borough Capital Fund, LP (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 11, 2025)
10.17	Form of Note Purchase Agreement, dated September 12, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Glucotrack, Inc. on September 12, 2025)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by Glucotrack, Inc. on March 31, 2025)
23.1**	Consent of Fahn Kanne & Co., an Independent Public Accounting Firm
23.2**	Consent of (CBIZ CPAs P.C.), an Independent Registered Public Accounting Firm
23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page to the initial filing of this registration statement)
99.1	Code of Ethics (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 10-K filed by Glucotrack, Inc. on March 31, 2025)
107*	Filing Fee Table

+ Denotes a management contract or compensatory plan or arrangement.

* Previously filed.

** Filed or furnished herewith.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, state of New Jersey, on April 29, 2026.

GLUCOTRACK, INC.

By:	/s/ Paul V. Goode
Name:	Paul V. Goode
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul V. Goode	Chief Executive Officer and Director
Paul V. Goode	(principal executive officer)	April 29, 2026
(principal financial and accounting officer)

*	Director
Erin Carter		April 29, 2026

*	Director
Luis J. Malave		April 29, 2026

*	Director
Andrew Balo		April 29, 2026

*	Director
Victoria Carr-Brendel		April 29, 2026

*By:	/s/ Paul V. Goode
Name:	Paul V. Goode, Attorney-in-fact, pursuant to the Powers of Attorney filed as Exhibit 24.1 hereto.

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